UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of Material Definitive Agreement.

On June 22, 2022, Owl Rock Core Income Corp., a Maryland corporation (the “Company”) and Owl Rock Feeder FIC ORCIC Debt LLC, a Delaware limited liability company (the “Lender”), an affiliate of Owl Rock Capital Advisors, LLC (the “Adviser”), entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Amended and Restated Loan Agreement, dated May 12, 2021 (as amended from time to time, the “Loan Agreement”), between the Company and the Lender was terminated.

Pursuant to the Loan Agreement, through February 27, 2023, the Lender agreed to lend to the Company the principal sum of up to $250 million pursuant to a revolving promissory note (the “Promissory Notes”).

The interest rate on amounts borrowed pursuant to the Promissory Notes after March 8, 2022 was based on the lesser of the rate of interest for a SOFR Loan or an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time, by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.

The interest rate on amounts borrowed pursuant to Promissory Notes, prior to May 12, 2021, was based on either the rate of interest for a LIBOR-Based Advance or the rate of interest for a Prime-Based Advance as defined in the Loan and Security Agreement, dated as of February 20, 2020, as amended from time to time, by and among the Adviser, as borrower, East West Bank, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender and Investec Bank PLC as a Lender.

The interest rate on amounts borrowed pursuant to the Promissory Notes from May 12, 2021 through March 8, 2022 was based on the lesser of the rate of interest for an ABR Loan or a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time, by and among the Adviser, as borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.

The unpaid principal balance of the Promissory Notes and accrued interest thereon was payable by the Company from time to time at the discretion of the Company but immediately due and payable upon 120 days written notice by the Lender, and in any event due and payable in full no later than February 28, 2023.

Upon execution of the Termination Agreement there were no amounts outstanding pursuant to the Loan Agreement or the Promissory Notes.

Item 3.02. Unregistered Sale of Equity Securities.

As of June 1, 2022, Owl Rock Core Income Corp. (the “Company,” “we” or “us”) sold approximately 1,132,784 unregistered shares of its Class I common stock (with the final number of shares being determined on June 22, 2022) to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $10 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Item 8.01. Other Events.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $7.5 billion in Shares (the “Offering”). As of June 1, 2022, the Company has raised total gross proceeds of approximately $4.1 billion relating to the issuance of shares of Class S, Class D and Class I common stock (the “Shares”). As of June 1, 2022, the Company has issued approximately 154,260,987 shares of its Class S common stock, approximately 38,744,127 shares of its Class D common stock, and approximately 235,943,292 shares of its Class I common stock in its public offering, and has raised total gross proceeds of approximately $1.4 billion, approximately $360 million, and approximately $2.2 billion, respectively, including seed capital of $1,000 contributed by Owl Rock Capital Advisors LLC (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from Owl Rock Feeder FIC ORCIC Equity LLC, an entity affiliated with the Adviser. In addition, the Company has issued approximately 8,578,458 shares of its Class I common stock in the Private Offering and raised gross proceeds of approximately $79 million.

June 1, 2022 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The June 1, 2022 public offering price for each of our share classes is equal to such class’s NAV per share as of May 31, 2022, plus applicable maximum upfront sales load

	Net Asset Value (per share)	Maximum Offering Price (per share)
Class S	$9.02	$9.34
Class D	$9.04	$9.18
Class I	$9.05	$9.05

The average debt-to-equity leverage ratio during the month and quarter-to-date period ended May 31, 2022 was 0.89x and 0.82x, respectively. The table below summarizes the company’s committed debt capacity and drawn amounts as of May 31, 2022.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Promissory Note	$250,000	$—
Revolving Credit Facility	1,175,000	998,351
SPV Asset Facility I	550,000	426,282
SPV Asset Facility II	1,650,000	638,000
SPV Asset Facility III	750,000	15,000
SPV Asset Facility IV	500,000	230,000
March 2025 Notes	500,000	500,000
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000

Total Debt	$6,225,000	$3,657,633

Of the Company’s committed debt capacity, $2.3 billion (63.1%) is in secured floating rate leverage and $1.4 billion (36.9%) is in unsecured fixed rate leverage based on drawn amounts.

Portfolio Update

As of May 31, 2022, we had debt investments in 172 portfolio companies with an aggregate par value of $7.3 billion. As of May 31, 2022, based on par value, our portfolio consisted of 81.7% first lien debt investments, 12.5% second lien debt investments, 2.2% unsecured debt investments, 2.1% preferred equity investments, and 1.5% common equity investments. As of May 31, 2022, 98.5% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of May 31, 2022.

Industry	Par ($ in thousands)	% of Par
Healthcare providers and services	$878,494	12.0%
Internet software and services	758,594	10.3%
Food and beverage	719,008	9.8%
Insurance	564,631	7.7%
Business services	551,859	7.5%
Consumer products	468,572	6.4%
Healthcare technology	461,331	6.3%
Containers and packaging	392,540	5.4%
Financial services	355,011	4.8%
Specialty retail	319,672	4.4%
Buildings and real estate	253,768	3.5%
Healthcare equipment and services	241,594	3.3%
Professional services	236,856	3.2%
Distribution	195,093	2.7%
Chemicals	159,573	2.2%
Manufacturing	159,277	2.2%
Leisure and entertainment	114,122	1.6%
Human resource support services	113,521	1.5%
Advertising and media	89,126	1.2%
Infrastructure and environmental services	77,388	1.1%
Energy equipment and services	67,448	0.9%
Automotive	58,641	0.8%
Aerospace and defense	37,793	0.5%
Education	36,190	0.4%
Household products	11,470	0.2%
Transportation	10,000	0.1%
Telecommunications	990	0.0%

Total	$7,332,562	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 Termination Agreement, dated June 22, 2022, between Owl Rock Core Income Corp. and Owl Rock Feeder FIC ORCIC Debt LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: June 23, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer